UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

Pawfect Foods, Inc.

 (Exact name of registrant as specified in its charter)

Florida	333-131722	20-3823853
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                On July 21, 2008, Pawfect Foods, Inc. (the “Company”) filed Articles of Amendment to its Articles of Incorporation which (i) changes the name of the Company to Synergy Pharmaceuticals, Inc., (ii) authorizes the Company to issue 170,000,000 shares of capital stock, of which 150,000,000 shares will be shares of common stock, $0.0001 par value and 20,000,000 shares will be shares of preferred stock, $0.001 par value and (iii) effects a forward split of the outstanding common stock on a 75.69060773 for one basis. The Articles of Amendment will be effective at 4:01 pm EDT on July 29, 2008.  A copy of the Articles of Amendment to the Articles of Incorporation of the Company is attached to this report as Exhibit 3.1 and is incorporated herein by reference

                On July 9, 2008, the Board of Directors of the Company approved Amended and Restated Bylaws of the Company which, among other things, changed the date of the Annual Meeting of Shareholders from December 31 of each year at 9 am to January 15 of each year at 9 am and the number of directors on the Board was increased to no fewer than one and no more than eleven from one.  A copy of the Amended and Restated Bylaws of the Company is attached to this report as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01               Other Events.

                Attached as Exhibit 99.1 and incorporated herein by reference, is a press release announcing the  acquisition of Synergy Pharmaceuticals, Inc. by the Company.

Item 9.01.              Financial Statements and Exhibits.

(d)         Exhibits.

3.1                                 Amendment to the Articles of Incorporation of Pawfect Foods, Inc. filed on July 21, 2008.

3.2                                 Amended and Restated Bylaws of Pawfect Foods, Inc.

99.1                           Press Release of Pawfect Foods, Inc. dated July 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 22, 2008

PAWFECT FOODS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Acting Chief Executive Officer